Exhibit 99.3

Horizon Lines 2007 & 2008 Earnings Guidance and Share Repurchase Program November 19, 2007

Agenda Introduction and Overview Chuck Raymond - Chairman, President & Chief Executive Officer 2007 Financial Guidance Revision Mark Urbania - Executive Vice President & Chief Financial Officer 2008 Financial Guidance Mark Urbania - Executive Vice President & Chief Financial Officer Share Repurchase Program Mark Urbania - Executive Vice President & Chief Financial Officer Questions and Answers

Forward-Looking Statements Risks, Uncertainties, Other Factors with Respect to "Forward- Looking Statements": Certain statements contained in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements that are not of historical fact constitute "forward-looking statements" and, accordingly, involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the "forward-looking statements". Such factors are detailed in the Horizon Lines, Inc.'s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission on March 2, 2007 and October 26, 2007, respectively.

Chuck Raymond Chairman, President & Chief Executive Officer

2007 Review TP1 vessel replacement initiative fully implemented on schedule Horizon EDGE on track and exceeding benefit targets Capital structure refinancing accomplished H.S.I. and Aero Logistics acquisitions completed Horizon Logistics launched 2007 financial results in line with 2006 despite many unforeseen challenges and one-time costs incurred to deploy our new vessels 2007 has been a very successful year on many fronts in the face of an extremely challenging environment

Alaska 2008 Outlook Alaska High oil prices buoy economy and spur exploration State oil revenue - 2002 - $1.3 billion 2006 - $3.7 billion 2007 - $4.3 billion Seafood catch, job growth, military and tourism remain stable

Hawaii/Guam 2008 Overview Hawaii 2.6% unemployment rate Visitor expenditures forecast to grow 4.5% in 2008 per Hawaii Department of Economic Development & Tourism Commercial and government construction expected to offset housing weakness Guam 10-year military expenditures of $1.5 billion per year from USMC

Puerto Rico 2008 Overview Puerto Rico Economic forecasts call for end to recession in the second half of 2008 2008 elections are expected to spur spending US minimum wage increase will add 41% to hourly rate over three years

Mark Urbania Executive Vice President & Chief Financial Officer

2007 Financial Guidance Revision A very sharp increase in bunker fuel over the last three weeks since our third quarter earnings release An inability to increase fuel surcharges quickly enough to offset higher fuel costs The continued lack of any significant turnaround in Puerto Rico Horizon Lines will miss its fourth quarter and full year 2007 financial guidance due to:

2007 Financial Guidance Revision Full year guidance excludes loss on extinguishment of debt on both the $25 million debt prepayment and the refinancing. Fourth Quarter Fourth Quarter Year Year Current Revised Current Revised Revenue $300 - $310 $310 - $315 $1,190 - $1,200 $1,200 - $1,205 EBITDA(1) $ 43 - $ 48 $ 35 - $ 38 $ 168 - $ 173 $ 160 - $ 163 Diluted EPS(1) $ .53 - $ .65 $ .28 - $ .35 $ 1.56 - $ 1.68 $ 1.31 - $ 1.38 Free Cash Flow N/A N/A $ 27 - $ 31 $ 19 - $ 22 2007 Financial Guidance ($ in Millions, except EPS)

2007 Financial Guidance Revision Fourth Quarter Year Current Guidance Midpoint $ 45.5 $ 170.5 Revisions Fuel Recovery Shortfall (5.0) (5.0) Puerto Rico Shortfall (3.0) (3.0) All Other (1.0) (1.0) Revised Guidance Midpoint $ 36.5 $ 161.5 2007 Adjusted EBITDA Bridge ($ in Millions)

2007 Free Cash Flow Projection 2007 Adjusted EBITDA $ 160.0 - $ 163.0 Stock Based Compensation 3.7 Working Capital (26.4) Vessel Payments in Excess of Accrual (26.1) Bonus Payments in Excess of Accrual (10.5) TP1 Related Costs (4.9) Capital Expenditures (25.0) Net Proceeds from Sale of Fixed Assets 3.0 Dry-dock Expenditures (22.5) Income Taxes (0.7) Interest (31.6) Free Cash Flow $ 19.0 - $ 22.0 ($ in Millions) 2007 Free Cash Flow

2008 Financial Guidance Guidance Revenue $1,360 - $1,380 Adjusted EBITDA $ 175 - $ 185 Diluted EPS $ 1.94 - $ 2.18 Free Cash Flow $ 115 - $ 125 2008 Financial Guidance ($ in Millions, except EPS)

2008 Revenue Bridge 2007 Revenue Guidance Midpoint $ 1,203 Revenue Container Volume Increase 36 General Rate Increases 30 Bunker and Intermodal Fuel Surcharges Included in Rates to Offset Rising Fuel Costs 40 Revenue Related to H.S.I. and Aero Logistics Acquisitions 44 Growth in Other Non-Transportation Services 17 2008 Revenue Guidance Midpoint $ 1,370 2008 Revenue Bridge ($ in Millions)

2008 EBITDA Bridge 2007 EBITDA Guidance Midpoint $ 161.5 Organic Revenue Margin Increase, Net of Fuel 32.0 Fuel Increase in Excess of Surcharge Increases (5.7) Increase in Vessel Operating Leases (10.2) Acquisitions 5.5 EDGE Savings 12.0 Bonus Accrual (11.5) Other (3.6) 2008 EBITDA Guidance Midpoint $ 180.0 2008 EBITDA Bridge ($ in Millions)

2008 Free Cash Flow Projection 2008 EBITDA $ 175.0 - $ 185.0 Stock Based Compensation 6.9 Working Capital (9.2) Vessel Payments in Excess of Accrual (4.9) Bonus Accrual in Excess of Payments 11.5 Capital Expenditures (20.0) Net Proceeds from Sale of Fixed Assets 3.0 Dry-dock Expenditures (15.7) Income Taxes (2.6) Interest (29.0) Free Cash Flow $ 115.0 - $ 125.0 ($ in Millions) 2008 Free Cash Flow

2008 Capital Expenditures ($ in Millions) 2008 Capital Expenditures 2008 Capital Expenditures 2008 Capital Expenditures Vessel Regulatory and Life Extension Initiatives $ 4.5 San Juan Terminal Improvement 4.0 Honolulu Terminal Upgrade 1.5 Other Terminal Infrastructure and Equipment 7.5 Logistics Information Technology 2.5 Total $ 20.0

2008 Dry-Dock Expenditures Total outlook for dry-dock cash expenditures in 2008 is $15.7M 2008 cash expenditures include customs payments from previous dry-docks 3 vessels are scheduled to be dry-docked in 2008 per ABS 2006 - 5 DD Vessels 2007 - 9 DD Vessels Due to regulatory timing, 2007 was higher than average 2008 Dry-Dock Expenditures

Share Repurchase Program Considerations Sharp decline in stock price potentially provides an opportunity to repurchase shares at attractive prices HRZ is trading at a very low valuation to both 2007 and 2008 projections Continued price weakness could provide an opportunity to buy back stock at attractive prices Recent refinancing provides a stable balance sheet and flexibility to consider share repurchase

Share Repurchase Program Authorization Board of Directors has authorized the purchase of up to $50 million of common stock Intend to make purchases from time-to-time as market conditions warrant May buy shares through open market purchases and privately negotiated transactions Board approval allows quick action if conditions warrant

Questions & Answers

Appendix

2007 EBITDA Projections ($ in Millions) Quarter Ended December 23, 2007 Year Ended December 23, 2007 Net Income $ 9.1 - $ 11.6 $ 27.3 - $ 29.8 Interest Expense, Net 8.3 41.8 Tax Expense (Benefit) 2.1 - 2.6 (13.0) - (12.5) Depreciation and Amortization 15.5 65.4 EBITDA 35.0 - 38.0 121.5 - 124.5 Loss on Extinguishment of Debt -- 38.5 Adjusted EBITDA $ 35.0 - $ 38.0 $ 160.0 - $163.0

2008 EBITDA Projections ($ in Millions) Year Ended December 21, 2008 Net Income $ 65.4 - $ 73.4 Interest Expense, Net 31.9 Tax Expense (Benefit) 16.4 - 18.4 Depreciation and Amortization 61.3 EBITDA $ 175.0 - $ 185.0